Exhibit 3.5

TEAM FINANCE LLC

LIMITED LIABILITY COMPANY AGREEMENT

Adopted October 11, 2005

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Team Finance LLC is entered into by Team Health Holdings, L.L.C., as the sole member (Team Health Holdings, L.L.C. and any other person who, at any time, is admitted to the Company (as defined below) as a member in accordance with the terms of this Agreement, being a “Member”).

The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Delaware Act”), and hereby agrees as follows:

NOW THEREFORE, the parties hereto certify and agree as follows:

1. Name; Formation; Continuation. The name of the Company shall be Team Finance LLC, or such other name as the Members may from time to time hereafter designate. The Company has been organized as a Delaware limited liability company by filing the Certificate with the Secretary of State under and pursuant to the Delaware Act.

2. Definitions; Rules of Construction. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency, or political subdivision thereof.

“Unit” means an interest of a Member in the Company representing a fractional part of the interests of all Members and having the rights and obligations specified with respect to Units in this Agreement.

3. Purpose. The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Delaware Act, as such business activities may be determined by the Members from time to time.

4. Offices.

(a) The principal office of the Company, and such additional offices as the Members may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Members may designate from time to time.

(b) The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Members may designate from time to time in the manner provided by law.

5. Member. The name and the mailing address of the Sole Member are as follows:

Name	Address
Team Health Holdings, L.L.C.	c/o Team Health, Inc. 1900 Winston Road Knoxville, TN 37919

6. Term. The Company shall continue until dissolved and terminated in accordance with Section 11 of this Agreement.

7. Management of the Company.

(a) The Sole Member shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company.

(b) The Members may (but need not) appoint such officers of the Company, who may but need not be Members, to such terms and to perform such functions as the Members shall determine in their sole discretion, and the Members may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company. The Members may delegate to any such officer, person or entity such authority to act on behalf of the Company as the Members may from time to time deem appropriate. In particular, the Members may appoint an officer to execute any contract or other agreement or document on behalf of the Company; provided, that, no officer may execute and file on behalf of the Company with the Secretary of State (i) any certificates of amendment to the Company’s Certificate, (ii) one or more restated certificates of formation and certificates of merger or consolidation or (iii) upon the dissolution and completion of winding up of the Company, a certificate of cancellation canceling the Company’s Certificate, without having obtained the consent of the holders of a majority of the outstanding Units.

(c) A quorum shall be present at a meeting of Members if the Members holding at least a majority of the outstanding Units are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of all Units entitled to vote is required by the Delaware Act or this Agreement, the affirmative vote of the Members holding at least a majority of the outstanding Units at a meeting of Members at which a quorum is present shall be the act of the Members. Notice shall be given at least 12 hours prior to any meeting of the Members. Notice may be waived before or after a meeting or by attendance without protest at such meeting. Notice may be by hand, telephone, telecopy, overnight courier or the U.S. mail and shall be deemed given when received.

The Members may conduct meetings by means of telephone and such participation shall constitute presence in person at such meeting. Any action required or permitted to be taken by the Members at a meeting may be taken without a meeting if the Members consent in writing to such action. The Members may adopt such other procedures governing meetings and the conduct of business as well as meetings of Members and any procedures to be used in connection with voting by Members (which voting may be by written consent of the percentage necessary to take such action) as it shall deem appropriate.

8. Capital Contributions. The Sole Member is deemed admitted as the member of the Company upon its execution and delivery of this Agreement. The Sole Member may, but is not obligated to, make any capital contribution to the Company. Pursuant to Section 8-103(c) of the Uniform Commercial Code, the interests represented by the Units shall be securities governed by Article 8 of the Uniform Commercial Code.

9. Additional Members. The Sole Member shall have the sole right to admit additional Members upon such terms and conditions, at such time or times, and for such capital contributions as the Sole Member shall in its sole discretion determine. In connection with any such admission, the Sole Member shall amend Schedule I hereof to reflect the name, address, and initial capital contribution of the additional Member.

10. Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Sole Member may determine. Unless the Sole member determines otherwise, distributions shall be made to (and profits and losses shall be allocated among) Members pro rata in accordance with the number of outstanding Units held by each Member immediately prior to a distribution. Members that withdraw from the Company shall be entitled to such a pro rata distribution relating to any capital previously contributed and not withdrawn from the Company and the rights to such distributions from the Company shall inure to the benefit of the withdrawing Members’ legal representative and assigns.

11. Dissolution. Subject to the provisions of Section 12 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a) the determination of the Sole Member to dissolve the Company; or

(b) the occurrence of any event causing a dissolution of the Company under Section 18-801 of the Delaware Act.

12. Continuation of the Company. Notwithstanding the provisions of Section 11(b) hereof, the occurrence of an Event of Withdrawal of a Member shall not dissolve the Company if within ninety (90) days after the occurrence of such event of withdrawal, the business of the Company is continued by the agreement of all remaining Members.

13. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

14. Exculpation and Indemnification.

(a) Exculpation. No duly appointed officer or manager of the Company shall be liable to any other officer, manager, the Company or to any member for any loss suffered by the Company unless such loss is caused by such Person’s gross negligence, willful misconduct (including acts in knowing contravention of written resolution of the Members), violation of law or material breach of this Agreement. The officers and managers of the Company shall not be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful misconduct, violation of law or material breach of this Agreement. Any officer or manager of the Company may consult with counsel and accountants in respect of the Company’s affairs, and provided such Person acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Person shall not be liable for any loss suffered by the Company in reliance thereon.

(b) Right to Indemnification. Subject to the limitations and conditions as provided in this Section 14, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Member, manager or officer of the Company, or while a unitholder, manager or officer of the Company is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Delaware Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Section 14 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 14 shall be deemed contract rights, and no amendment, modification or repeal of this Section 14 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 14 could involve indemnification for negligence or under theories of strict liability.

(c) Advance Payment. Reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 14(b) who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding unless otherwise determined by the Members in the specific case upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

(d) Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Members, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not managers or officers of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to managers and officers under this Section 14.

(e) Appearance as a Witness. Notwithstanding any other provision of this Section 14, the Company shall pay or reimburse reasonable out-of-pocket expenses incurred by a manager or officer of the Company in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

(f) Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Section 14 shall not be exclusive of any other right which a manager, officer or other Person indemnified pursuant to Section 14(b) may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation of the Company or this Agreement, agreement, vote of unitholders or disinterested managers or otherwise.

15. Amendments. This Agreement may be amended only upon the written consent of the Sole member.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

17. Remedies. The Company and each Member shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

18. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO

THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be, in each case, by way of example and without limitation. The use of the words “or,” “either,” and “any” shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.

20. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

21. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

22. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Members and any subsequent holders of Units and the respective successors and assigns of each of them, so long as they hold Units.

23. Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

25. Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement on the day and year first above written.

TEAM HEALTH HOLDINGS, L.L.C.

By:	/s/ H. Lynn Massingale
Name:	H. Lynn Massingale
Its:	President